                                                                                                       Exhibit 4.61
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                                              JASPER COUNTY, INDIANA

                                                        and

                                      NORTHERN INDIANA PUBLIC SERVICE COMPANY

                                   ---------------------------------------------

                                   FIRST AMENDMENT TO FINANCING AGREEMENT NO. 1
                                                   SERIES 1988A
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                                           Dated as of November 1, 2000

                                      Supplementing and amending that certain
                                             Financing Agreement No. 1
                                           dated as of November 1, 1988

                                                    $37,000,000
                                              Jasper County, Indiana
                          Variable Rate Demand Pollution Control Refunding Revenue Bonds
                                 (Northern Indiana Public Service Company Project)
                                                   Series 1988A

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                                   FIRST AMENDMENT TO FINANCING AGREEMENT NO. 1
                                             ------------------------

                                                 TABLE OF CONTENTS

             (This Table of Contents is not a part of the First Amendment to Financing Agreement No. 1 and is only for convenience of reference.)

SECTION                                                HEADING                                                   PAGE

       Section 2.05.       Amendment to Sections 6.1(c), 6.5, 7.3(a), 8.2, 8.5 and 8.6 of the

                                   FIRST AMENDMENT TO FINANCING AGREEMENT NO. 1

         THIS FIRST  AMENDMENT TO FINANCING  AGREEMENT NO. 1 (this "First  Amendment")  is made and entered into as of  November 1,  2000  between  JASPER  COUNTY,  INDIANA,  a  political  subdivision  of the State of Indiana  (the
"Issuer"), and NORTHERN INDIANA PUBLIC SERVICE COMPANY (the "Company"):

                                                    WITNESSETH:

         WHEREAS,  on  November 3,  1988 the Issuer issued its Variable  Rate Demand  Pollution  Control  Refunding
Revenue  Bonds  (Northern  Indiana  Public  Service  Company  Project)  Series 1988A (the  "Bonds") in the original aggregate  principal  amount of $37,000,000  pursuant to an Indenture of Trust No. 1 dated as of  November 1,  1988
(the  "Original  Indenture")  by and  between  the  Issuer and Bank One Trust  Company,  N.A.,  formerly  Bank One,
Indianapolis, NA (the "Trustee"); and

         WHEREAS,  in connection with the issuance of the Bonds,  the Issuer and the Company executed and delivered the  Financing  Agreement  No. 1  dated as of  November 1,  1988 by and  between  the Issuer and the  Company  (the
"Original Agreement"); and

         WHEREAS,  the Original  Indenture has been amended by a First Amendment to Indenture of Trust No. 1, dated as of July 1,  2000 and,  concurrently  with the  execution  and  delivery of this First  Amendment,  the  Original
Indenture,  as amended, is being amended,  supplemented and restated by the Amended and Restated Indenture of Trust
No. 1 of even date herewith (the  "Indenture") in order to add provisions  relating to a bond insurance  policy and an Auction Rate interest-setting mechanism; and

         WHEREAS,  Section 1502  of the Original  Indenture  provides that the Issuer and the Company may, with the consent of the owners of not less than 66-2/3% in aggregate  principal amount of the Bonds now  Outstanding,  enter into an agreement  supplemental to the Original Agreement to make certain changes,  and Section 8.6 of the Original
Agreement provides that such supplemental agreement is subject to the written consent of the Trustee; and

         WHEREAS,  the  Issuer  and the  Company  desire to enter  into  this  First  Amendment,  as  permitted  by
Section 1502 of the Original  Indenture and Section 8.6 of the Original  Agreement,  in order to amend the Original
Agreement to make certain changes relating to the amendments being made to the Indenture concurrently herewith;

         NOW,  THEREFORE,  in  consideration  of the foregoing and of the mutual  covenants  herein set forth,  the parties hereto agree as follows:

                                                     ARTICLE I

                                      DEFINITIONS; AMENDMENTS TO DEFINITIONS

        Section 1.01.    Definitions  of  Terms;  Amendments  to  Definitions.  All  words  and  terms  defined  in
Article I and elsewhere in the Original Agreement shall have the same respective  meanings in this First Amendment, except that the following definitions are hereby amended to read as follows:

         "Indenture"  means the Amended and Restated  Indenture of Trust No. 1  relating to the Bonds,  between the
Issuer and Bank One Trust  Company,  N.A., as trustee,  dated as of  November 1,  2000,  including  any  indentures supplemental thereto or amendatory thereof.

         "Insurance  Policy"  means the financial  guaranty  insurance  policy  issued by the Insurer  insuring the payment when due of the principal of and interest on the Bonds as provided therein.

         "Insurer" means MBIA Insurance Corporation and its successors and assigns.

         "Issuer"  means Jasper  County,  Indiana and any  successor  body to the duties or functions of the Issuer and for purposes of any  exculpatory  and indemnity  provisions of this Agreement and the  Indenture,  the "Issuer"
also includes the Jasper County Economic Development Commission.

         "Reimbursement  Agreement" means the Reimbursement and Indemnity  Agreement dated as of November 1,  2000, by and  between  the  Company  and  the  Insurer,  and  any  and all  modifications,  alterations,  amendments  and supplements thereto.

         "Trustee" means Bank One Trust Company,  N.A., and any successor  Trustee pursuant to Section 1106 or 1109 of the Indenture at the time serving as successor Trustee thereunder.

                                                    ARTICLE II

                                         AMENDMENTS TO ORIGINAL AGREEMENT

        Section 2.01.    Amendment to Section 3.2  of the Original  Agreement.  The first  paragraph of Section 3.2 of the Original Agreement is hereby amended to read as follows:

                  "Any moneys held as a part of the Bond Fund shall be invested or  reinvested by the Trustee at the written  direction of an Authorized  Company  Representative as to specific investments,  to the extent permitted by law and consented to in writing by the Insurer.  In the absence of specific  instructions,  the Trustee shall  invest  such  moneys in the One Group  U.S.  Treasury  Securities  Money
                  Market  Fund (so  long as such  fund is  rated  AAAm-G,  AAAm or AAm by S&P) or other money market fund (so long as such fund is rated  AAAm-G,  AAAm or AAm by
                  S&P)  that  invests   exclusively  in  short-term  U.S.  Treasury   obligations
                  including  repurchase  agreements  collateralized by such treasury  obligations and when-issued  securities,  U. S. Treasury bills,  notes and other securities issued or backed by the U. S. Government."

        Section 2.02.    Amendment  to   Section 4.2   of  the   Original   Agreement.   The  first   paragraph  of
Section 4.2(a) of the Original Agreement is hereby amended to read as follows:

                           "(a)     On the  Business  Day  prior  to  each  date  provided  in or pursuant to the Indenture for the payment of principal  (whether at maturity or upon redemption or  acceleration)  of, premium,  if any, and/or interest on the
                  Bonds,  until the  principal  of,  premium,  if any,  and interest on the Bonds shall have been fully paid or  provision  for the  payment  thereof  shall have been  made in  accordance  with the  Indenture,  the  Company  shall pay to the
                  Trustee in  immediately  available  funds,  for deposit in the Bond Fund,  as a repayment  installment  of the loan of the  proceeds  of the Bonds  pursuant to
                  Section 4.1 hereof,  a sum equal to the amount payable on such interest payment or  redemption  or  acceleration  or  maturity  date as  principal  (whether at maturity or upon  redemption or  acceleration),  premium,  if any, and interest upon the  Bonds as  provided  in the  Indenture;  provided,  however,  that the obligation  of the  Company  to make any such  payment  shall be  deemed  to be satisfied  and  discharged to the extent of the  corresponding  payment made to the Trustee under the Letter of Credit or from amounts  realized by the Trustee under any Alternate Credit Facility."

        Section 2.03.    Amendment  to  Section  5.1 of the  Original  Agreement.  The  phrase,  "shall be a public utility" is hereby deleted from Section 5.1 of the Original Agreement.

        Section 2.04.    Addition of  Section 5.10  to the  Original  Agreement.  An  additional  Section is hereby added to the end of Article V of the Original Agreement as follows:

                  "Section 5.10.  Tax-Exempt  Status of the Bonds.  The Company hereby  covenants for the  benefit of the Owners of the Bonds and the Issuer  that it (a) has not taken, and will not take or permit to be taken on its behalf,  any action which would  adversely  affect  the  exclusion  of  interest  on the Bonds from gross income of the  recipients  thereof for federal income tax purposes and (b) will take,  or  require to be taken,  such  actions  as may,  from time to time,  be required  under  applicable law or regulation to continue to cause the interest on the Bonds to be so excluded.

                  The Company  hereby  acknowledges  that in the event of an  examination  by the
                  Internal  Revenue  Service of the  exclusion  of interest on the Bonds from the gross  income of the Owners  thereof  for  federal  income tax  purposes  under current regulations,  the Internal Revenue Service will treat the Issuer as the
                  "taxpayer" in such  examination.  The Company and the Issuer each agree that it will respond in a  commercially  reasonable  manner to any  inquiries  from the
                  Internal  Revenue Service in connection  with such an  examination.  The Issuer hereby  covenants  that it will  cooperate  with the Company,  at the Company's expense  and at  its  direction,  in  connection  with  such  examination.  All expectations and  representations  made herein by the Issuer are made solely on the  basis  of the  representations  and  expectations  of the  Company  stated
                  herein.  The Issuer  knows of no reason to question  these  representations  or expectations.

                  The  Company  covenants  and  agrees to comply  with the Tax  Agreement  and to notify the Trustee and the Issuer of the  occurrence  of any event of which the
                  Company  has notice and which  event  would  require  the Company to prepay any series of Bonds in accordance with Section 7.2 hereof."

        Section 2.05.    Amendment to  Sections 6.1(c),  6.5, 7.3(a),  8.2, 8.5 and 8.6 of the Original  Agreement.
All  references  to the "Bank"  shall be deemed to refer,  mutatis  mutandis,  to the  "Insurer"  in the  following
Sections of the Original Agreement:  Sections 6.1(c), 6.5, 7.3(a), 8.2, 8.5 and 8.6.

        Section 2.06.    Addition of  Section 8.12  to the  Original  Agreement.  An  additional  Section is hereby added to the end of Article VIII of the Original Agreement as follows:

                  "Section  8.12.  Insurer  as  Third  Party   Beneficiary.   The  Insurer  is  a
                  third-party beneficiary to this Agreement. "

                                                    ARTICLE III

                                                   MISCELLANEOUS

        Section 3.01.    Agreement  Confirmed.  Except as amended by this First  Amendment,  all of the  provisions of the Original  Agreement  shall remain in full force and effect,  and from and after the  effective  date of this
First Amendment shall be deemed to have been amended as herein set forth.

        Section 3.02.    Notice to Rating  Agencies.  In accordance with  Section 1611  of the Original  Indenture, the Trustee agrees to give notice of this First Amendment to each Rating Agency currently rating the Bonds.

        Section 3.03.    Severability.  If any provision of this First  Amendment  shall be held or deemed to be or shall,  in fact,  be  inoperative  or  unenforceable  as  applied in any  particular  case in any  jurisdiction  or jurisdictions  or in all  jurisdictions,  or in all  cases  because  it  conflicts  with  any  other  provision  or provisions  hereof  or any  constitution  or  statute  or rule of public  policy,  or for any  other  reason,  such circumstances  shall not have the effect of rendering the provision in question  inoperative  or  unenforceable  in any other case or  circumstance,  or of rendering  any other  provision or  provisions  herein  contained  invalid, inoperative, or unenforceable to any extent whatever.

        Section 3.04.    Counterparts.   This  First   Amendment   may  be   simultaneously   executed  in  several
counterparts,  each of  which  shall  be an  original  and  all of  which  shall  constitute  but one and the  same instrument.

        Section 3.05.    Applicable  Provisions  of Law.  This First  Amendment  shall be governed by and construed in accordance with the laws of the State of Indiana.

        Section 3.06.    Effective Date.  This First  Amendment shall become  effective on the date the Trustee has received  the  Consents  of the Trustee and the owners of 66-2/3% in  aggregate  principal  amount of the Bonds now
Outstanding to the execution hereof.

         IN WITNESS  WHEREOF,  the Issuer and the Company have caused this First  Amendment to be executed in their respective  corporate names and their respective  corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                                                          BOARD OF COMMISSIONERS OF JASPER COUNTY, INDIANA

                                                          By /s/ Richard E. Maxwell

                                                          By /s/ Gary G. Green

                                                          By /s/ walter R. Petterson

[SEAL]

ATTEST:

By/s/ Rita J. Steele
          County Auditor
                                                          NORTHERN INDIANA PUBLIC SERVICE COMPANY

                                                          By /s/ Francis P. Girot
                                                          TitleTreasurer
[SEAL]

ATTEST:

By/s/ Gary W. Pottorff
TitleSecretary